Exhibit 99.1



                                  Exhibit 99.1
      Certification of Chief Executive Officer and Chief Financial Officer
            Pursuant to Section 906 of the Sarbanes-Oxley Act of 2002


R. Miles Ledgerwood, President and Chief Executive Officer, and Norma J. Clute, Chief Financial Officer and Treasurer of Alamogordo Financial Corp. (the "Company") each certify in his or her capacity as an officer of the Company that he or she has reviewed the Quarterly Report of the Company on Form 10-QSB for the quarter ended September 30, 2002 and that to the best of his or her knowledge:

     (1) the report fully complies with the requirements of Sections 13(a) of the Securities Exchange Act of 1934; and

     (2) the information contained in the report fairly presents, in all material respects, the financial condition and results of operations of the Company.


The purpose of this  statement  is solely to comply  with Title 18,  Chapter 63,
Section 1350 of the United States Code, as amended by Section 906 of the Sarbanes-Oxley Act of 2002


February 13, 2003                          /s/ R. Miles Ledgerwood
---------------------                      -------------------------------------
Date                                       R. Miles Ledgerwood
                                           President and Chief Executive Officer

February 13, 2003                          /s/ Norma J. Clute
---------------------                      -------------------------------------
Date                                       Norma J. Clute
                                           Chief Financial Officer and Treasurer